UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2004

XSTREAM BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-30158-A	62-1386351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 NW 15 Avenue, Bay A, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

954-598-7997

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On July 6, 2004 Xstream Beverage Group, Inc.'s Board of Directors approved a one for 20 reverse stock split of the company's outstanding common stock. In connection with implementing the reverse stock split, on July 12, 2004 Xstream Beverage filed a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of Nevada which effective July 19, 2004 reduced the number of authorized shares from 100,000,000 to 5,000,000 and correspondingly reduced the number of issued and outstanding common shares from 47,854,417 to approximately 2,392,721, subject to rounding as described below. A copy of the Certificate of Change is attached to this report as Exhibit 3.1.

The record date for the split was Friday, July 16, 2004 and it was effective at market open on Monday, July 19, 2004. Effective with the reverse stock split the company's trading symbol on the OTC Bulletin Board changed to "XSBV" and the new CUSIP number for its common stock is 98415K207. Any fractional shares which might result from the split will be rounded up to the nearest whole share. Shareholders of Xstream Beverage are not required to exchange their stock certificates representing the number of shares pre-split for new certificates representing the number of shares owned by the shareholder post-split as the transfer record of Xstream Beverage's will be automatically adjusted by InterWest Stock Transfer, its transfer agent

On July 16, 2004 Xstream Beverage issued a press release disclosing the information regarding the reverse split. A copy of that press release is attached to this report as Exhibit 99.1.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209
99.1	Press release dated July 16,2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XSTREAM BEVERAGE GROUP, INC.

Date: July 20, 2004	By:	/s/ JERRY PEARRING
Jerry Pearring President

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209
99.1	Press release dated July 16,2004